ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20100447798-22
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/21/2010 12:04 PM
	Entity Number E0296952010-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Genufood Energy Enzymes Corp.
2. Registered Agent for Service of Process: (check only one box)	[✓] Commercial Registered Agent: Incsmart.biz Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 — Par value per share: $ 0.001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Lin Yi Lung (Name) 175-1, 4th Floor-1, Nan Her Road South Dist. (Street Address) — Taichung City (City) — TW (State) — 402 (Zip Code) 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Marketing, promotion and distribution of enzymes for human consumption as Food Supplement.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Lin Yi Lung (Name) — X [signature] (Incorporator Signature) 175-1, 4th Floor-1, Nan Her Road South Dist. (Address) — Taichung City (City) — TW (State) — 402 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X See Attached. Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

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ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of GenuFood Energy Enzymes Corp.
Name of Represented Business Entity

I, INCSMART.BIZ, INC. am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (if different from street address) ______ City ______ Nevada Zip Code ______

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity ______

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (if different from street address) ______ City ______ Nevada Zip Code ______

and hereby state that on 06/21/2010 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

06/21/2010
Date

*If changing Registered Agent when reinstating, officer's signature required.

X ______
Signature of Officer

Date ______